                                                                      EXHIBIT 20


                            [CIBC LOGO]

                            05910, BRENTWOOD SHOPPING CENTRE
                            4567 LOUGHEED HWY.
                            BURNABY, B.C. V5C 3Z6
                            ----------------------------------------------------
                            BANK OFFICE (insert mailing address and postal code)



                                   GUARANTEE


         For valuable consideration, I, the undersigned guarantor, agree with Canadian Imperial Bank of Commerce ("CIBC") as follows:


1.  CUSTOMER'S NAME.  The name of the customer whose debts I am guaranteeing is:

    CityXpress.com Corp.(the "Customer").


2. GUARANTEE. I guarantee payment to CIBC of all the Customer's Debts. My liability under this Guarantee is:

    (a) [ ] unlimited.
    (b) [X] limited to the principal sum of $250,000 plus interest and expenses in accordance with Section 5.

NOTE: IF NEITHER BOX (a) NOR BOX (b) IS CHECKED OFF, OR IF BOTH ARE CHECKED OFF, OR IF BOX (b) IS CHECKED OFF BUT NO FIGURE IS INSERTED IN THE BLANK, THEN BOX (a) ALONE WILL BE CONSIDERED TO HAVE BEEN CHECKED OFF.


3. GOVERNING LAW. This Guarantee is governed by the laws of BRITISH COLUMBIA (without reference to the choice of law rules). I irrevocably agree to submit to the non-exclusive jurisdiction of its courts.

4.  COPY RECEIVED. I acknowledge having received a copy of this Guarantee.


NOTE: THE "ADDITIONAL TERMS AND CONDITIONS OF THIS GUARANTEE" ON THE FOLLOWING PAGES FORM PART OF THIS GUARANTEE.



                                       Dated          January 31, 2000
                                            -----------------------------------


      James William Pflanz                            Ken Bradley           Seal
-------------------------------------       --------------------------------
 WITNESS'S NAME (RECORD IN FULL)            GUARANTOR'S NAME (RECORD IN FULL)


       /s/ James Pflanz                            /s/ Ken Bradley          Seal
-------------------------------------      ---------------------------------
      WITNESS'S SIGNATURE                              SIGNATURE


        James W. Pflanz
     Barrister & Solicitor
   #404 - 815 Hornby Street                      2 - 1176 West 15th Avenue
-------------------------------------      ------------------------------------
      WITNESS'S ADDRESS                            GUARANTOR'S ADDRESS


       Vancouver, B.C.
          V6Z 2E6                                 VANCOUVER, BC V6H 1R8
-------------------------------------      -------------------------------------
(CITY/TOWN, PROVINCE AND POSTAL CODE)      (CITY/TOWN, PROVINCE AND POSTAL CODE)


Note:  (i)   If the Guarantor is a corporation, no witness is needed. The office
             (such as "President" or "Secretary") of the person signing should be noted below that person's signature. The corporation's seal should be affixed if the resolution so states.

       (ii) If the Guarantor is an individual, a red wafer seal is advisable, but not mandatory. (No seal required in Quebec.)

       (iii) For The Guarantees Acknowledgement Act certificate in Alberta, see page 4.
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                                      -2-


               ADDITIONAL TERMS AND CONDITIONS OF THIS GUARANTEE


5.       PAYMENT ON DEMAND.  I will immediately pay CIBC on demand:

         (a) the amount (and in the currency) of the Customer's Debts (but if Section 2(b) applies, subject to that limitation), plus any expenses (including all legal fees and disbursements) incurred by CIBC in enforcing any of CIBC's rights under this Guarantee; and

         (b) interest (including interest on overdue interest, compounded monthly) on unpaid amounts due under this Guarantee calculated from the date on which those amounts were originally demanded until payment in full, both before and after judgment, at the rates (and in the currency) applicable to the corresponding Customer's Debts.

6. MAKING DEMAND. Demand and any other notices given under this Guarantee will be conclusively considered to have been made upon me when the envelope containing it, addressed to me (or, if there is more than one Person signing this Guarantee, to any one of us) at the last address known to CIBC, is deposited, postage prepaid, first class mail, in a post office, or is personally delivered to that address. I will give CIBC immediate written notice, addressed to the Manager of the Bank Office, of each and every change of my address.

7. NO SETOFF OR COUNTERCLAIM. I will make all payments required to be made under this Guarantee without regard to any right of setoff or counterclaim that I have or may have against the Customer or CIBC.

8. APPLICATION OF MONEYS RECEIVED. CIBC may apply all moneys received from me, the Customer or any other Person (including under any Security that CIBC may from time to time hold) upon such part of the Customer's Debts as CIBC considers appropriate.

9. EXHAUSTING RECOURSE. CIBC does not need to exhaust its recourse against the Customer or any other Person or under any Security CIBC may from time to tome hold before being entitled to full payment from me under this Guarantee.

10. ABSOLUTE LIABILITY. My liability under this Guarantee is absolute and unconditional. It will not be limited or reduced, nor will CIBC be responsible or owe any duty (as a fiduciary or otherwise) to me, nor will CIBC's rights under this Guarantee be prejudiced, by the existence or occurrence (with or without my knowledge or consent) of any one or more of the following events:

         (a) any termination, invalidity, unenforceability or release by CIBC of any of its rights against the Customer or against any other Person or of any Security;

         (b) any increase, reduction, renewal, substitution or other change in, or discontinuance of, the terms relating to the Customer's Debts or to any credit extended by CIBC to the Customer; any agreement to any proposal or scheme or arrangement concerning, or granting any extensions of time or any other indulgences or concessions to, the Customer or any other Person; any taking or giving up of any Security; abstaining from taking, perfecting or registering any Security; allowing any Security to lapse (whether by failing to make or maintain any registration or otherwise); or any neglect or omission by CIBC in respect of, or in the course of, doing any of these things;

         (c) accepting compositions from or granting releases or discharges to the Customer or any other Person, or any other dealing with the Customer or any other Person or with any Security that CIBC considers appropriate;

         (d) any unenforceability or loss of or in respect of any Security held from time to time by CIBC from me, the Customer or any other Person, whether the loss is due to the means or timing of any registration, disposition or realization of any collateral that is the subject of that Security or otherwise due to CIBC's fault or any other reason;

         (e) the death of the Customer; any change in the Customer's name; or any reorganization (whether by way of amalgamation, merger, transfer, sale, lease or otherwise) of the Customer or the Customer's business;

         (f) any change in my financial condition or that of the Customer or any other Guarantor (including insolvency and bankruptcy);

         (g) if I am or the Customer is a corporation, any change of effective control, or if I am or the customer is a partnership, a dissolution or any change in the membership;

         (h) any event, whether or not attributable to CIBC, that may be considered to have caused or accelerated the bankruptcy or insolvency or the Customer or any Guarantor, or to have resulted in the initiation of any such proceedings;

         (i) CIBC's filing of any claim for payment with any administrator, provisional liquidator, conservator, trustee, receiver, custodian or other similar officer appointed for the Customer or for all or substantially all of the Customer's assets;

         (j) any failure by CIBC to abide by any of the terms and conditions of CIBC's agreements with, or to meet any of its obligations or duties owed to, me, the Customer or any Person, or any breach of any duty (whether as a fiduciary or otherwise) that exists or is alleged to exist between CIBC and me, the Customer or any Person;

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                                      -3-


         (k) any incapacity, disability, or lack or limitation of status or of the power of the Customer or of the Customer's directors, managers, officers, partners or agents; the discovery that the Customer is not or may not be a legal entity; or any irregularity, defect or informality in the incurring of any of the Customer's Debts; or

         (l) any event whatsoever that might be a defence available to, or result in a reduction or discharge of, me, the Customer or any other Person in respect of either the Customer's Debts or my liability under this Guarantee.

         For greater certainty, I agree that CIBC may deal with me, the Customer and any other Person in any manner without affecting my liability under this Guarantee.

11. PRINCIPAL DEBTOR. All moneys and liabilities (whether matured or unmatured, present or future, direct or indirect, absolute or contingent) obtained from CIBC will be deemed to form part of the Customer's Debts, notwithstanding the occurrence of any one or more of the events described in Section 10(k). I will pay CIBC as principal debtor any amount that CIBC cannot recover from me as Guarantor immediately following demand as provided in this Guarantee.

12. NO LIABILITY FOR NEGLIGENCE, ETC. CIBC will not be liable to me for any negligence or any breaches or omissions on the part of CIBC, or any of its employees, officers, directors or agents, or any receivers appointed by CIBC, in the course of any of its or their actions.

13.      CONTINUING GUARANTEE.  This is a continuing guarantee of the Customer's
         Debts.

14. TERMINATING FURTHER LIABILITY. I may discontinue any further liability to pay the Customer's Debts by written notice to the Bank Office. I will, however, continue to be liable under this Guarantee for any of the Customer's Debts that the Customer incurs up to and including the 30th day after CIBC receives my notice.

15. STATEMENT CONCLUSIVE. Except for demonstrable errors or omissions, the amount appearing due in any account stated by CIBC or settled between CIBC and the Customer will be conclusive as to that amount being due.

16.      CIBC'S PRIORITY.

         (a) If any payment made to CIBC by the Customer or any other Person is subsequently rendered void or must otherwise be returned for any reason, I will be liable for that payment (but if Section 2(b) applies, subject to that limitation). Until all of CIBC's claims against the Customer in respect of the Customer's Debts have been paid in full, I will not require that CIBC assign to me any Security held, or any other rights that CIBC may have, in connection with the Customer's Debts, and I will not assert any right of contribution against any Guarantor, or claim repayment from the Customer, for any payment that I make under this Guarantee.

         (b) If the Customer is bankrupt, or (if the Customer is a corporation) liquidated or wound up, or if the Customer makes a bulk sale of any assets under applicable law, or if the Customer proposes any composition with creditors or any scheme of arrangement, CIBC will be entitled to all dividends and other payments until CIBC is paid in full, and I will remain liable under this Guarantee (but if Section 2(b) applies, subject to that limitation).

         (c) If CIBC gives to any trustee in bankruptcy or receives a valuation of, or retains, any Security that CIBC holds for payment of the Customer's Debts, that will not be considered, as between CIBC and me, to be a purchase of such Security or payment, satisfaction or reduction of the Customer's Debts.

17. ASSIGNMENT AND POSTPONEMENT OF CLAIM. I postpone in favour of CIBC all debts and liabilities that the Customer now owes or later may from time to time owe to me in any manner until CIBC is paid in full. I further assign to CIBC all such debts and liabilities, to the extent of the Customer's Debts, until CIBC is paid in full. If I receive any moneys in payment of any such debts and liabilities, I will hold them in trust for, and will immediately pay them to, CIBC without reducing my liability under this Guarantee.

18. WITHHOLDING TAXES. Unless a law requires otherwise, I will make all payments under this Guarantee without deduction or withholding for any present or future taxes of any kind. If a law does so require, I will pay to CIBC an additional amount as is necessary to ensure CIBC receives the full amount CIBC would have received if no deduction or withholding had been made.

19. JUDGEMENT CURRENCY. My liability to pay CIBC in a particular currency (the "First Currency") will not be discharged or satisfied by any tender or recovery under any judgment expressed in or converted into another currency (the "Other Currency") except to the extent the tender or recovery results in CIBC's effective receipt of the full amount of the First Currency so payable. Accordingly, I will be liable to CIBC in an additional cause of action to recover in the Other Currency the amount (if any) by which that effective receipt falls short of the full amount of the First Currency so payable, without being affected by any judgment obtained for any other sums due.
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20.      CONSENT TO DISCLOSE INFORMATION. CIBC may from time to time give any credit or other information about me to, or receive such information from, any credit bureau, reporting agency or other Person.

21. GENERAL. Any provision of this Guarantee that is void or unenforceable in a jurisdiction is, as to that jurisdiction, ineffective to that extent without invalidating the remaining provisions. If two or more Persons sign this Guarantee, each Person's liability will be joint and several. This Guarantee is in addition and without prejudice to any Security of any kind now or in the future held by CIBC. There are no representations, collateral agreements or conditions with respect to, or affecting my liability under, this Guarantee other than as contained in this Guarantee.

22.      QUEBEC ONLY. If this Guarantee is governed by the laws of Quebec:

         (a) I acknowledge that the terms and conditions of the Customer's Debts have been expressly brought to my attention;

         (b)      I renounce the benefit of division and discussion;

         (c) if two or more Persons sign this Guarantee, each Person's liability will be solidary;

         (d)      I acknowledge that the thirty days' notice specified in
                  Section 14 constitutes prior and sufficient notice to CIBC;

         (e) if this Guarantee is attached to the performance of special duties, I agree that this Guarantee shall not terminate upon cessation of such duties; and

         (f) it is the express wish of the parties that this document and any related documents be drawn up in English. Les parties aux presentes ont expressement demande que ce document et tous les documents s'y rattachant soient rediges en anglais.

23.      DEFINITIONS. In this Guarantee:

         (a) "Bank Office" means the CIBC office noted on the first page of this Guarantee, or such address as CIBC may, from time to time, advise me in the manner provided in Section 6;

         (b) "Customer Debts" means the debts and liabilities that the Customer has incurred or may incur with CIBC including, among other things, those in respect of dealings between the Customer and CIBC, as well as any other dealings by which the Customer may become indebted or liable to CIBC in any manner whatever;

         (c) "Guarantor" means any Person who has guaranteed or later guarantees to CIBC any or all of the Customer's Debts, whether or not such Person has signed this Guarantee or another document;

         (d) "I", "me" and "my" mean the Person who has signed this Guarantee, and if two or more Persons sign, each of them;

         (e) "Person" includes a natural Person, personal representative, partnership, corporation, association, organization, estate, trade union, church or other religious organization, syndicate, joint venture, trust, trustee in bankruptcy, government and government body and any other entity, and, where appropriate, specifically includes any Guarantor;

         (f)      "Section" means a section or paragraph of this Guarantee; and

         (g) "Security" means any security held by CIBC as security for payment of the Customer's Debts and includes, among other things, any and all guarantees.

--------------------------------------------------------------------------------

                            For Use in Alberta Only

                  THE GUARANTEES ACKNOWLEDGEMENT ACT (ALBERTA)
                          CERTIFICATE OF NOTARY PUBLIC
                              (BMO VIA-7-5.06,.07)

I HEREBY CERTIFY THAT:

1.  ____________________________ of ____________________________, the Guarantor
    in the above Guarantee, appeared in person before me and acknowledged that he/she had executed the Guarantee;
2. I satisfied myself by examination of him/her that he/she is aware of the contents of the Guarantee and understands it.

Given at ____________________ this ______ day of _____________________, under my hand and seal of office.


                                                 A Notary Public in and for

                                                 _______________________________


                             STATEMENT OF GUARANTOR

I am the Person named in this certificate.       _______________________________
                                                     Signature Of Guarantor